UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 Date of Report
                        (Date of earliest event reported)
                                  July 20, 2007

                             C&D Technologies, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                       1-9389                  13-3314599
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)

1400 Union Meeting Road,
Blue Bell, Pennsylvania                                               19422
(Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code: (215) 619-2700

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement.

      On July 20, 2007, C&D executed an Amendment No. 5 to Loan and Security Agreement dated December 7, 2005 (the "Credit Facility") in contemplation of adding another lender to the Credit Facility. The Amendment modifies the definition of "Required Lenders" to mean those Lenders whose Pro Rata Shares aggregate more than sixty-five percent (65%) or more of the aggregate of the Commitments of all Lenders , or if the Commitments shall have been terminated , Lenders to whom more than 65% of the then outstanding Obligations are owing.

Item 9.01 Financial Statements and Exhibits

Exhibit No.          Exhibit Description
-----------          -------------------

  10.1 Amendment No. 5 dated July 20, 2007 to Loan and Security Agreement dated as of December 7, 2005, as amended, by and among C&D Technologies, Inc., C&D Technologies (Datel), Inc., C&D Technologies (CPS) LLC, the Guarantors identified on the signature pages thereto, and Wachovia Bank, National Association, a national banking association, in its capacity as Agent and Lender.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        C&D TECHNOLOGIES, INC.

                                        By: /s/ Ian J. Harvie
                                            -----------------
                                            Ian J. Harvie, Vice President and
                                            Chief Financial Officer

Date: July 26, 2007


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                                  EXHIBIT INDEX

Exhibit No.           Description
-----------           -----------

   10.1 Amendment No. 5 dated July 20, 2007 to Loan and Security Agreement dated as of December 7, 2005, as amended, by and among C&D Technologies, Inc., C&D Technologies (Datel), Inc., C&D Technologies (CPS) LLC, the Guarantors identified on the signature pages thereto, and Wachovia Bank, National Association, a national banking association, in its capacity as Agent and Lender.


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